UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014

Biocept, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Plan

On May 19, 2014, the Compensation Committee of the Board of Directors (the “Committee”) of Biocept, Inc. (the “Company”) approved the Annual Incentive Plan (the “Annual Incentive Plan”). The purpose of the Annual Incentive Plan is to provide the Company’s active, full-time employees, including the Company’s executive officers, with an incentive for such employees to perform to the best of their abilities, to further the growth, development and financial success of the Company, and to enable the Company to attract and retain highly qualified employees.

Each executive officer is eligible for an award based upon the achievement of certain corporate performance goals and objectives approved by the Committee and, with respect to our executive officers other than our chief executive officer, individual performance. The 2014 target award amount and the relative weight between corporate performance goals and individual performance for our executive officers are set forth in the table below:

		Weighting
Position	Target Award As Percentage of Base Salary	Corporate Performance	Individual Performance
Chief Executive Officer	50%	100%	0%
Senior Vice President	35%	80%	20%
Vice President	25%	70%	30%

At the beginning of each year, the Committee will set corporate goals and milestones for the year. These goals and milestones and the proportional emphasis placed on each are expected to be set by the Committee after considering management input and our overall strategic objectives. It is expected that these goals will generally relate to factors such as Company financial performance, product development, and business development.

The Committee determines the level of achievement of the corporate goals for each year. This achievement level is then applied to each executive officer’s target award to determine that year’s total award opportunity, before any determination of the individual component of the award. The individual component of each executive’s award is not necessarily based solely on the achievement of any predetermined criteria or guidelines. The Committee’s assessment of each of the executive officers may also include a qualitative analysis of the officer’s overall performance of his or her duties during the year. In coming to this determination, the Committee does not follow any guidelines regarding the exercise of such discretion.

The foregoing summary of the terms of the Annual Incentive Plan does not purport to be complete and is qualified in its entirety by the terms of the Annual Incentive Plan, which the Company will file as an exhibit to its Form 10-Q for the three months ended June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biocept, Inc.

Date: May 23, 2014	/s/ William G. Kachioff
William G. Kachioff
Chief Financial Officer